UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On January 22, 2013, Hampshire Group, Limited (the “Company”) issued a press release (the “Press Release”) which, among other things, provided updated guidance with respect to the Company’s projected earnings for the fiscal quarter ended December 31, 2012.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 15, 2013, Heath L. Golden resigned as Chief Executive Officer of the Company.  In connection with his resignation as Chief Executive Officer, Mr. Golden resigned from the board of directors (the “Board”) of the Company effective as of January 15, 2013.  Mr. Golden also entered into a Separation, Consulting and Release Agreement with the Company on January 18, 2013, the terms of which are summarized in Item 5.02(e) below.

On January 17, 2013, Herb Elish resigned from the Board.  Mr. Elish was a member of each of the Audit Committee and the Nominating Committee of the Board.

(c)           On January 15, 2013, the Board appointed Paul Buxbaum to serve as Interim Chief Executive Officer of the Company.   Mr. Buxbaum, 57, has served as a director of the Company since August 2011.  Mr. Buxbaum is the Chairman and CEO of Buxbaum Group and has been a partner in Buxbaum Group and its related and successor companies for over 25 years. Mr. Buxbaum has served on the Board and/or as an officer of various public and private companies covering many facets of the retail industry. Such appointments included CEO of Global Health Sciences, chairman of the board of Ames Department Stores, board member of Herbalife International, Richman-Gordman “Half-Price” Stores, Lamont’s Apparel, Jay Jacobs and Seven For All Mankind. Mr. Buxbaum was the majority equity owner of Rio Garment and served as Chief Executive Officer and a board member of Haggar Clothing Company from March 2009 until April 2012.   In 2003, Mr. Buxbaum purchased a one-half interest in, and oversaw the operational reorganization of, Rampage Clothing, which was subsequently sold to Iconix Brand Group.  The terms of Mr. Buxbaum’s engagement as Interim Chief Executive Officer will be subsequently disclosed when finalized.

Information regarding the above described departures of Mr. Golden and Mr. Elish, and the appointment of Mr. Buxbaum, is included in the Press Release.

Certain Relationships and Related Party Transactions

On August 25, 2011, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 13, 2011, the Company paid to a representative of the equityholders of Rio Garment S. de R.L. (“Rio”), which includes Mr. Buxbaum, on their behalf, a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending certain post-closing purchase price adjustments. Additionally, at closing, the Company issued to the equityholders’ representative an aggregate of $2.6 million of the Company’s Common Stock and held back an additional $6.5 million of the Company’s Common Stock for potential post-closing purchase price adjustments and indemnification claims.

Of the escrowed amount, in February 2012, approximately $1.4 million was paid to the equityholders’ representative in respect of a net working capital purchase price adjustment, and in March 2012, approximately $1.8 million was paid to the equityholders’ representative relating to Rio’s 2011 “Adjusted EBITDA,” as determined in accordance with the Merger Agreement. In connection with the Adjusted EBITDA, in March 2012, the Company issued to the equityholders’ representative $2.75 million of the Company’s Common Stock. In addition, in September 2012, in accordance with the terms of the Merger Agreement and following the one-year anniversary of the closing of the transaction, approximately $.22 million of the Company’s Common stock, which was previously being held back in connection with potential tax indemnification claims, was released to the equityholders’ representative.  The Company continues to hold back approximately $3.5 million of the Company’s Common Stock until the conclusion of the indemnification period as set forth in the Merger Agreement.

In addition, pursuant to the Merger Agreement, at the closing of the transaction, the Company repaid to Buxbaum Company, LLC, an entity affiliated with, and controlled by, Mr. Buxbaum, indebtedness of Rio totaling $2.2 million.  In addition, Buxtradefina, LLC (“BTF”), an entity affiliated with, and controlled by, Mr. Buxbaum, was a co-obligor of a promissory note issued by Rio to a third party; in connection with the Merger Agreement, the Company agreed to indemnify BTF for any amounts required to be paid by BTF under the terms of such note. The promissory note issued by Rio was fully paid as of December 31, 2011.

(e)        On January 18, 2013, the Company entered into a Separation, Consulting and Release Agreement with Heath L. Golden (the “Separation Agreement”).  In exchange for Mr. Golden agreeing to a general release of claims in favor of the Company, the Separation Agreement provides that Mr. Golden is entitled to the following severance payments and benefits: (i) an amount equal to 18 months’ of his base salary, payable as (x) four months’ base salary on or about each of January 18, 2013, February 15, 2013, March 15, 2013, and April 15, 2013, and (y) two months’ base salary on or about the earlier of May 15, 2013 and the resolution of certain on-going litigation regarding the Company’s lease of its headquarters in New York, New York, (ii) reimbursement for his COBRA premiums for a period of up to six months, and (iii) the right to “net exercise” his vested stock options.

Additionally, Mr. Golden has agreed to provide certain consulting services to the Company during the period from January 15, 2013 through February 14, 2013 and will receive a one-time payment of $10,000 in consideration for such services.  In the event Mr. Golden continues to serve in such consulting capacity after February 14, 2013, Mr. Golden will be entitled to $1,000 per day for his services.

The foregoing summary of the Separation Agreement is qualified with reference to the full text of the Separation Agreement, which is incorporated herein by reference.  A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1           Separation, Consulting and Release Agreement, dated as of January 18, 2013, by and between Hampshire Group, Limited and Heath L. Golden.

99.1           Press Release of Hampshire Group, Limited dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Maura M. Langley
Name: Maura M. Langley
Title: Chief Financial Officer, Treasurer and
Secretary

Dated: January 22, 2013